EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

iCAD, Inc.
Nashua, New Hampshire

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 27, 2004 relating to the consolidated financial statements and schedule of iCAD, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                /s/ BDO SEIDMAN, LLP

                                                BDO SEIDMAN, LLP

Boston, Massachusetts
April 2, 2004